SECURITIES AND EXCHANGE COMMISSION

            WASHINGTON, D.C. 20549


            ----------------------

                  FORM 8-K


                CURRENT REPORT



PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event
reported):  December 31, 2002


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           Advanced ID Corporation
         (Exact name of Small Business Issuer in its charter)

South Dakota                                 46-0439668
(State or other jurisdiction of           (I.R.S. Employer
incorporation or organization             Identification No.)

619 - 11 Avenue SE, Suite 204
   Calgary, Alberta, Canada                    T2G 0Y8
(Address of principal executive offices)      (Zip Code)

   Registrant's Telephone number, including area code: (403) 264-6300


             NOT APPLICABLE
           -------------------
   (Former name or former address, if changed since last report)




Item 4.   CHANGE IN REGISTRANT'S CERTIFYING
ACCOUNTANT
 (a)  On December 31, 2002, the board of
directors of Advanced ID dismissed Comiskey &
Company Professional Corporation as Advanced
ID's independent public accountants and notified
them on that same date.   The decision to use
another accounting firm was made due to the recent acquisition

The reports of Comiskey & Company, P.C., for each of the fiscal years ended December 31, 2001 and 2000, were qualified reports, in that adverse financial conditions identified by the accountants" raise[d] substantial doubt about the Company's ability to continue as a going concern." Further, the reports stated that "[t]he financial statements do not include any adjustments that might result from the outcome of this uncertainty." The adverse financial conditions identified by Comiskey & Company, P.C., consisted of deficits in working capital and equity in the respective fiscal years covered by the reports.

Except as described in the immediately preceding paragraph, the reports of Comiskey & Company, P.C., did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     During Advanced ID's most recent fiscal
year and the interim period through the date of dismissal, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure and there were no "reportable events" with Comiskey & Company, P.C. as described in Items 304 (a)(1)(iv) and (v) of Regulation S-K, respectively.

(b)  On December 31, 2002, the board of
directors of Advanced ID engaged the accounting firm of Malone & Bailey, PLLC as principal accountants of Advanced ID for the fiscal year ended December 31, 2002. Advanced ID has not consulted Malone & Bailey, PLLC during Advanced
ID's two most recent fiscal years and the interim period for the quarter ended September
30, 2002.



Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  EXHIBITS

16   Letter regarding change in certifying
accountant from Comiskey & Company Professional
Corporation to the Securities Exchange
Commission.



Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced ID Corporation


Date:   January 3, 2003

By: /s/ Barry I. Bennett
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Barry I. Bennett
President